Pricing Supplement dated January 30, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024 and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF Linked Securities
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

▪Linked to the ARK Innovation ETF (the “Fund”)

▪Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the fund closing price of the Fund on the relevant call date

▪Automatic Call. If the fund closing price of the Fund on any call date is greater than or equal to 80% of the starting price, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 8.60% per annum

Call Date

Call Premium*

February 4, 2027

8.60% of the face amount

August 4, 2027

12.90% of the face amount

February 4, 2028

17.20% of the face amount

August 4, 2028

21.50% of the face amount

January 30, 2029
(the “final calculation day”)

25.80% of the face amount

▪Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that will be less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount

▪Investors may lose up to 80% of the face amount

▪Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date exceeds the starting price by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Fund beyond the applicable fixed call premium

▪All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

▪No periodic interest payments or dividends

▪No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $942.70 (94.270%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$25.75	$974.25
Total	$677,000.00	$17,432.75	$659,567.25

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Terms of the Securities
Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measure:	ARK Innovation ETF (the “Fund”).
Pricing Date:	January 30, 2026.
Issue Date:	February 4, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the fund closing price of the Fund on any call date is greater than or equal to the call threshold price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date exceeds the starting price by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Fund beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 8.60% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	February 4, 2027	8.60% of the face amount	$1,086.00
	August 4, 2027	12.90% of the face amount	$1,129.00
	February 4, 2028	17.20% of the face amount	$1,172.00
	August 4, 2028	21.50% of the face amount	$1,215.00
	January 30, 2029	25.80% of the face amount	$1,258.00
	We refer to January 30, 2029 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:

Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:	February 2, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Maturity Payment Amount:

If the securities are not automatically called, which means the ending price is less than the threshold price, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

$1,000 minus:

If the securities are not automatically called, you will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount and will lose some, and possibly up to 80%, of the face amount of your securities at maturity.

Starting Price:	$74.87, the fund closing price of the Fund on the pricing date.
Fund Closing Price:	Fund closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day.
Call Threshold Price:	$59.896, which is equal to 80% of the starting price.
Threshold Price:	$59.896, which is equal to 80% of the starting price.
Buffer Amount:	20%.
Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date and the final calculation day is a “calculation day,” and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank.
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Use of Proceeds:	General corporate purposes.
Clearance and Settlement:	The Depository Trust Company.
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HPS7/ US06419HPS75

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

￭believe that the fund closing price of the Fund will be greater than or equal to the call threshold price on one of the call dates;

￭seek the potential for a fixed return in lieu of full participation in any potential appreciation of the Fund;

￭are willing to accept the risk that, if the fund closing price of the Fund is less than the call threshold price on each call date (including the final calculation day), they will lose some, and possibly up to 80%, of the face amount at maturity;

￭understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

￭are willing to forgo interest payments on the securities and dividends on securities included in the Fund; and

￭are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at stated maturity;

￭believe that the fund closing price of the Fund will be less than the call threshold price on each call date;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the fund closing price of the Fund is less than the call threshold price on each call date (including the final calculation day), they will suffer a loss on their investment in the securities;

￭are unwilling to accept the risk that the ending price of the Fund may decrease from the starting price by more than the buffer amount;

￭are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

￭seek current income;

￭are unwilling to accept the risk of exposure to the Fund;

￭seek exposure to the upside performance of the Fund beyond the applicable call premiums;

￭are unwilling to accept the credit risk of the Bank; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Fund, please see the section titled “The Fund” below.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the fund closing price of the Fund on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called, You Will Lose Some, And Possibly Up To 80%, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the fund closing price of the Fund is less than the call threshold price on each call date, the securities will not be automatically called. In addition, because the threshold price is equal to the call threshold price, which is 80% of the starting price, the maturity payment amount will be less than the face amount if the securities are not automatically called. Accordingly, if the securities are not automatically called, you will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount. As a result, if the ending price is less than the threshold price, you will lose some, and possibly up to 80%, of the face amount at maturity. This is the case even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities will be negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

The Potential Return On The Securities Is Limited To The Call Premium.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of the Fund. The Fund may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Fund. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Return On The Securities May Change Significantly Despite Only A Small Difference In The Degree Of Change In The Ending Price of the Fund Relative To The Starting Price.

If the securities are not automatically called, meaning the ending price of the Fund is less than the threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the Fund in excess of the buffer amount as described above. While a decrease of the Fund to an ending price that is equal to the threshold price will result in a positive return on the securities equal to the applicable call premium, a decrease to an ending price that is only slightly less than the threshold price will result in a loss on the securities, also as discussed above. The return on the securities in these two scenarios is significantly different despite only a small relative difference in the degree of change in the fund closing price of the Fund from the starting price to the ending price.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any payment upon an automatic call and the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Price Of The Fund Or Its Constituent Stocks Changes, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Fund or the securities held by the Fund. Changes in the price of the Fund or the securities held by the Fund may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of the Fund over the full term of the security, (ii) volatility of the price of the Fund and the market's perception of future volatility of the price of the Fund, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities held by the Fund and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Depending on the actual or anticipated price of the Fund and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Fund

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of the Fund And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Fund. Investing in the securities is not equivalent to investing in the Fund. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Fund or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Fund or the securities the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An Investment In The Securities Is Subject To Risks Associated With Actively Managed Funds.

The Fund is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its Investment Advisor. The investment advisor of an actively managed fund may adopt a strategy or strategies that pose significantly greater risks than the indexing strategy that would have been employed by a passively managed fund. In managing an actively managed fund, the investment advisor of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the investment advisor to the Fund, ARK Investment Management LLC, to potentially successfully implement the Fund ’s investment strategy, and decisions made by the Investment Advisor pursuant to its investment strategy, will significantly influence the market price of the Fund and, consequently, the value of the securities. Neither we nor any of the Agents make any representations or warranties regarding the merits of the investment strategy of the Investment Advisor. The investment strategy of the Investment Advisor may cause the Fund to materially underperform other funds with differing investment strategies.

An Investment in the Securities Is Subject To Risks Associated With Disruptive Innovation Companies.

The Fund’s investment strategy involves exposure to companies that the Investment Advisor believes are capitalizing on disruptive innovation and developing technologies to displace older technologies or create new markets (“disruptive innovation companies”). However, the equity securities selected by the sponsor may not in fact do so. Companies that initially develop a novel technology may not be able to capitalize on such technology. Companies that develop disruptive technologies may face political or legal attacks from competitors, industry groups and/or local or national governments. Disruptive innovation companies may also be exposed to risks applicable to sectors other than the disruptive innovation theme for which they are chosen, and the securities issued by these companies may underperform the securities of other companies within that sector or that are primarily focused on a similar theme. The Fund may invest in companies that do not currently derive any revenue, or derives only a small portion of revenue, from disruptive innovations or technologies, and there is no assurance that any equity security included in the Fund will derive any revenue from disruptive innovations or technologies in the future. The failure of a disruptive innovation or technology, or failure of an issuer of an equity security included in the Fund to derive revenue from any such innovation or technology, may adversely affect the value of such equity security included in the

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Fund and, therefore, the value of the Fund and the market value of, and return on, the securities. There also can be no assurance that a portfolio of stocks of disruptive innovation companies will outperform a portfolio of stocks chosen pursuant to any other investment criteria..

The Securities Are Subject To Risks Relating To Cryptocurrencies And Related Investments.

The Fund may have exposure to cryptocurrencies, such as bitcoin, indirectly through investment funds. Cryptocurrencies are digital assets and do not represent legal tender. Cryptocurrency generally operates without central authority or banks and is not backed by any government. Cryptocurrencies are susceptible to potential theft, loss, destruction and fraud. Cryptocurrency represents an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of cryptocurrencies. The market prices of bitcoin and other cryptocurrencies have been subject to extreme fluctuations. Even when held indirectly, investment vehicles like GBTC may be affected by the high volatility associated with cryptocurrency exposure. Holding a privately offered investment vehicle in its portfolio may cause the Fund to trade at a discount to their net asset value. If cryptocurrency markets continue to be subject to sharp fluctuations, the Fund and the securities may be adversely affected. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in many cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Cryptocurrency exchanges may stop operating or may be permanently shut down due to fraud, technical glitches, hackers or malware, which may also affect the prices of cryptocurrencies. Events that negatively affect cryptocurrencies may negatively affect the value of the Fund and the market value of, and return on, the securities.

The Securities Are Subject To Risks Associated With Mid-, Small- And Micro- Capitalization Companies.

The Securities are subject to risks associated with mid-, small- and micro- capitalization companies because the Fund is comprised, in part, of equity securities that may be considered mid-, small- and/or micro- capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Fund may be more volatile than an exchange traded fund in which a greater percentage of the equity securities held by the Fund are issued by large-capitalization companies. Stock prices of mid-, small- and micro- capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of mid-, small- and micro- capitalization companies may be thinly traded. In addition, mid-, small- and micro- capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Mid, small- and micro- capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

The Performance Of The Market Measures Is Subject To Foreign Securities Market Risk Generally And Emerging Markets Risk Specifically.

Because certain equity securities held by the Fund may be equity securities issued by non-U.S. companies, an investment in the securities involves risks associated with non-U.S. securities markets. Non-U.S. securities markets may be more volatile than U.S. securities markets. There is generally less publicly available information in the United States about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Market developments may affect non-U.S. securities markets differently from U.S. securities markets. Securities prices of non-U.S. companies are subject to political, economic, financial and other factors that may be unique to the particular country, including, among other things, changes in governmental policies, the imposition of or changes in currency exchange rules, the possibility of outbreaks of hostility, political instability and the possibility of natural disasters or adverse public health developments.

In addition, the performance of the Fund is subject to emerging markets risk, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of more developed markets; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than companies in more developed markets. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the more developed economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The Securities Are Subject To Currency Exchange Rate Risk.

The Securities are subject to currency exchange rate risk because the Fund may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such equity securities trade. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security included in the Fund. If, taking into account such weighting, the

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the equity securities included in the Fund will be adversely affected and the market value of, and return on, the securities may decrease.

The Securities Are Subject To Risks Associated With Non-U.S. Securities.

The Fund is subject to risks associated with non-U.S. securities. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable equity securities included in the Fund, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Recent Executive Orders May Adversely Affect The Performance Of The Fund.

Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the Fund is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the Fund. In addition, under these circumstances, the Fund is expected to remove the equity securities of that company from the Fund. Any changes to the composition of the Fund in response to these executive orders could adversely affect the performance of the Fund.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.

A call date (including the final calculation day) will be postponed if the applicable originally scheduled call date is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price, call threshold price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price, call threshold price and threshold price were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Fund, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Call Premiums:	Call Date:	Call Premium:
	1st call date	8.60%
	2nd call date	12.90%
	3rd call date	17.20%
	4th call date	21.50%
	5th call date	25.80%
Hypothetical Starting Price:	$100.00
Hypothetical Call Threshold Price:	$80.00 (80% of the hypothetical starting price)
Hypothetical Threshold Price:	$80.00 (80% of the hypothetical starting price)
Buffer Amount:	20%

Hypothetical Payout Profile

Hypothetical Redemption Amount at Maturity
Fund
First Call Date (Call Premium: 8.60%)
Second Call Date (Call Premium: 12.90%)
Third Call Date (Call Premium: 17.20%)
Fourth Call Date (Call Premium: 21.50%)
Fifth Call Date (Call premium: 25.80%)
Fifth Call Date (Call Premium: 25.80%)
Fourth Call Date (Call Premium: 21.50%)
Third Call Date (Call Premium: 17.20%)
Second Call Date (Call Premium: 12.90%)
First Call Date (Call Premium: 8.60%)
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-75%
-50%
-25%
-20%
0%
25%
50%
Hypothetical Percentage Change in the Fund Closing Price from Pricing Date to the Applicable Call Date

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Payment per security on related call settlement date	Pre-tax total rate of return(1)
1st call date	$1,086.00	8.60%
2nd call date	$1,129.00	12.90%
3rd call date	$1,172.00	17.20%
4th call date	$1,215.00	21.50%
5th call date	$1,258.00	25.80%

If the securities are not automatically called:

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Maturity payment amount per security	Pre-tax total rate of return(1)
$79.00	-21.00%	$990.00	-1.00%
$70.00	-30.00%	$900.00	-10.00%
$60.00	-40.00%	$800.00	-20.00%
$50.00	-50.00%	$700.00	-30.00%
$25.00	-75.00%	$450.00	-55.00%
$0.00	-100.00%	$100.00	-90.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the Fund on the first call date is greater than or equal to the call threshold price, and the securities are automatically called on the first call date:

Fund
Hypothetical starting price:	$100.00
Hypothetical call threshold price:	$80.00
Hypothetical fund closing price on first call date:	$125.00

Because the hypothetical fund closing price of the Fund on the first call date is greater than or equal to the hypothetical call threshold price, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 8.60% of the face amount. Even though the Fund appreciated by 25.00% from its starting price to its fund closing price on the first call date in this example, your return is limited to the call premium of 8.60% that is applicable to such call date.

On the call settlement date, you would receive $1,086.00 per security.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The fund closing price of the Fund on the final calculation day is greater than or equal to the call threshold price, and the securities are automatically called on the final calculation day:

Fund
Hypothetical starting price:	$100.00
Hypothetical call threshold price:	$80.00
Hypothetical fund closing price on call dates prior to the final calculation day:	Various (all below call threshold price)
Hypothetical fund closing price on final calculation day (i.e., the ending price):	$140.00

Because the hypothetical fund closing price of the Fund on each call date prior to the last call date (which is the final calculation day) is less than the hypothetical call threshold price, the securities are not called prior to the final calculation day. Because the fund closing price of the Fund on the final calculation day is greater than or equal to the call threshold price, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 25.80% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,258.00 per security.

Example 3. The securities are not automatically called. The ending price is less than the threshold price and the maturity payment amount is less than the face amount:

Fund
Hypothetical starting price:	$100.00
Hypothetical call threshold price:	$80.00
Hypothetical fund closing price on each call date:	Various (all below call threshold price)
Hypothetical ending price:	$40.00
Hypothetical threshold price:	$80.00, which is 80% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on each call date (including the final calculation day) is less than the hypothetical call threshold price, the securities are not automatically called. On the stated maturity date, you would receive $600.00 per security (a loss of 40.00% of the face amount per security), calculated as follows:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

The Fund

ARK Innovation ETF

We have derived all information contained herein regarding the ARK Innovation ETF (referred to in this section of this pricing supplement as the “ARKK Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, the ARKK Fund’s Investment Advisor, ARK Investment Management LLC (“ARK LLC” or the “Investment Advisor”).

The ARKK Fund is actively managed by ARK LLC, its Investment Advisor, and is one of the separate investment portfolios that constitute the ARK ETF Trust (the “ARK Trust”). Unlike a passively managed ETF, an actively managed ETF such as the ARKK Fund does not attempt to track an index or other benchmark; all investment decisions are instead made by the actively managed ETF’s Investment Advisor, here ARK LLC.

The ARKK Fund seeks long-term growth of capital by investing in companies that ARK LLC determines are relevant to the ARKK Fund’s investment theme of “disruptive innovation”. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that substantially alters the way a market or industry functions. ARK LLC believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of: genomics (the study of genes and their functions and related techniques); innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient.

The ARKK Fund is classified as a “non-diversified” investment company, which means that it may concentrate a high percentage of its assets in a limited number of issuers. Under normal circumstances, the ARKK Fund will invest at least 65% of its assets in U.S. and non-U.S. equity securities (including common stocks, partnership interests, business trust shares and other equity investments or ownership interests in business enterprises) of companies that ARK LLC determines, based on its analysis, are relevant to the investment theme of disruptive innovation.

Select information regarding the ARKK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the ARKK Fund’s website. Expenses of the ARKK Fund reduce the net asset value of the assets held by the ARKK Fund and, therefore, reduce the value of the shares of the ARKK Fund.

The ARKK Fund is actively managed and is therefore subject to management risk. In managing the ARKK Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKK Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to successfully implement the ARKK Fund’s investment strategy will significantly influence the ARKK Fund’s performance.

Shares of the ARKK Fund are listed on the NYSE Arca under the ticker symbol “ARKK”.

Information filed by the ARK Trust with the SEC, including the prospectus for the ARKK Fund, can be found by reference to its SEC file numbers: 333-191019 and 811-22883 or its CIK Code: 0001579982.

In making your investment decision you should review the prospectus related to the ARKK Fund. The contents of the prospectus related to the ARKK Fund and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Historical Information

We obtained the closing prices of the ARKK Fund in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily fund closing prices of the ARKK Fund for the period from January 1, 2021 to January 30, 2026. The ARKK Fund closing price on January 30, 2026 was $74.87. The historical performance of the ARKK Fund should not be taken as an indication of the future performance of the ARKK Fund during the term of the securities.

180
160
140
120
100
80
60
40
20
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Fund should not be taken as an indication of its future performance, and no assurance can be given as to the fund closing price on any calculation day or its ending price. We cannot give you assurance that the performance of the Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement.

In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Fund. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Subject to the constructive ownership rules of Section 1260 of the Code (discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your notes should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your notes is determined, even though you will not receive any amounts from BNS in respect of your notes prior to the maturity or automatic call of your notes. In such case, you may be treated as having a holding period in respect of your notes prior to the maturity or automatic call of your notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your notes at a time that is more than one year after the beginning of your holding period.

Although uncertain, it is possible that the Call Premium, or proceeds received from the taxable disposition of your notes prior to the Call Settlement Date that could be attributed to the expected Call Premium, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement. You should consult your tax advisor regarding this risk.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Section 1260. Because the securities are linked to the shares of an exchange traded fund, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Non-U.S. Holders. Subject to Section 871(m) of the Code and Section 897 of the Code (each as discussed below) and the Foreign Account Tax Compliance Act (as discussed in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and is present in

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the Fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the Fund and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Fund or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Fund or the securities. If you enter, or have entered, into other transactions in respect of the Fund or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the ARK Innovation ETF due February 2, 2029

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.